Exhibit 10.9

Equity Pledge Agreement

This Equity Pledge Agreement (the “Agreement”) is entered into by and between the following parties on December 21, 2018 in Shanghai, the People’s Republic of China (the “PRC”):

Party A (Pledgee): Shanghai MOHUA Information Technology Co., Ltd., a wholly foreign owned enterprise legally established and validly existing under the laws of the PRC, with its registered address at Room 108, 26 Jiafeng Road, China (Shanghai) Pilot Free Trade Zone, and its legal representative being Dongliang Chang;

Party B (Pledgors):

Dongliang Chang

Identification No.:

Zhengyu Wu

Identification No.:

Zhejiang Xingke Technology Development Investment Co., Ltd. (“Zhejiang Xingke”)

A domestic company legally established and validly existing under the laws of the PRC, with its registered address at 3339 Linggongtang Road, Nanhu District, Jiaxing, and its legal representative being Cheng Qian.

Party C: Jiaxing MOLBASE Information Technology Co., Ltd., a limited liability company legally established and validly existing under the laws of the PRC, with its registered address at Room 6-608, 778 Yatai Road (Jiaxing Science City), Nanhu District, Jiaxing, and its legal representative being Dongliang Chang.

Party A, Party B and Party C are individually referred to as a “Party”, and collectively referred to as the “Parties”.

WHEREAS

1

Party C is a domestic company registered in the PRC with a registered capital of RMB1,500,000. Party B, being Party C’s all shareholders, hold 100% of Party C’s equity interests, among which 76% of Party C’s equity interests representing RMB1,140,000 in the registered capital are held by Dongliang Chang, 19% of the equity interests of Party C representing RMB285,000 in the registered capital are held by Zhengyu Wu, and 5% of the equity interest of Party C representing RMB 75,000 in the registered capital are held by Zhejiang Xingke;

2	On December 21, 2018, Party A and Party C signed an Exclusive Technical Support and Services Agreement;

3

On December 21, 2018, Party A, Party B and Party C signed a Shareholders’ Voting Rights Proxy Agreement, and an Exclusive Option Agreement (the Shareholders’ Voting Right Proxy Agreement, the Exclusive Option Agreement, and the Exclusive Technical Support and Services Agreement are collectively referred to as the “Master Agreements”);

4

To ensure that Party B and Party C fully and timely perform their liabilities and obligations under the Master Agreements, Party B pledges all the Equity Interest (as defined below) to Party A it holds.

5

The Parties hereby acknowledge and agree to the execution and performance of this Agreement, and the liabilities and obligations of the Parties hereunder, and agree unanimously to provide any and all assistance necessary to register the Pledge (as defined below).

THEREFORE, the Parties have reached the following agreements after amicable consultation and negotiation:

Chapter 1 Definitions

1	Unless otherwise provided herein, the terms below shall have the following meanings:

1.1	“Equity Interest” refers to all of the equity interests held by Party B in Party C.

1.2	“Pledge” refers to the right of Party A to be compensated on a preferential basis with the conversion, auction or sales price of the Equity Interests pledged by Party B to Party A.

1.3	“Term of Pledge” has the meaning set forth in Article 5 below.

1.4	“Notice of Default” refers to the notice served by Party A in accordance with this Agreement declaring default of Party B and/or Party C.

Chapter 2 The Pledge

2

Party B hereby pledges to Party A the Equity Interest, as security for the timely and complete performance of all the liabilities and obligations of Party B and Party C under the Master Agreements. The aforesaid liabilities and obligations include but are not limited to service fee and expenses payable to Party A by Party C, the losses, interests, liquidated damages, indemnification, expenses for enforcement of creditor rights payable to Party A by Party B and/or Party C to Party A, and the liabilities payable to Party A by Party B and Party C in the event that any agreement is in whole or in part void for any reason.

3

Unless otherwise agreed by Party A in writing, the Pledge hereunder shall not be released until Party B and Party C have timely and completely performed all their responsibilities and obligations under the Master Agreements which has been confirmed by Party A in writing.

4

Upon the expiration of the term as provided in the Master Agreements, if Party B or Party C has not fully performed its responsibilities and obligations in part or in full, Party A shall continue to enjoy the Pledge as provided in this Agreement until the complete performance of the aforesaid responsibilities and obligations.

Chapter 3 Term of Pledge; Approval and Registration of Pledge

5

The Pledge shall become effective on such date when the pledge of the Equity Interest contemplated herein is registered in Party C’s register of shareholders and is registered with the relevant administration for industry and commerce. The Pledge shall be valid until the latest of: (1) all Party C’s responsibilities and obligations under the Master Agreements are fully performed and terminated; (2) all amounts payable by Party C to Party A under the Master Agreements are settled; and (3) any losses of Party A due to Party B and/or Party C’s default in performing their obligations under the Master Agreements are recovered (“Term of Pledge”).

6	Party C shall register the Pledge in Party C’s register of shareholders within three (3) business days following the execution of this Agreement.

7

Each Party shall submit the application to the relevant administration for industry and commerce for the registration of the Pledge of Equity Interest within ten (10) business days following the execution of this Agreement.

8

During the Term of Pledge, in the event Party B and/or Party C fails to perform their responsibilities or obligations pursuant to the Master Agreements, Party A shall have the right, but not the obligation, to dispose of the Pledge in accordance with the provisions of this Agreement.

Chapter 4 Custody of Records for Equity Interests Subject to Pledge

9

Party B shall deliver to Party A’s custody the original copy of its capital contribution certificate reflecting Party A’s pledge within five (5) business days following the execution of this Agreement. Party A shall have custody of such items during the entire Term of Pledge.

10	During the Term of Pledge, Party A is entitled to all dividends, and other cash and non-cash gains derived from the pledged Equity Interests.

Chapter 5 Representations and Warranties of Party B and Party C

11	Party B and Party C severally and jointly make the following representations and warranties to Party A:

11.1

Each of Dongliang Chang and Zhengyu Wu has full civil conduct capacity. Zhejiang Xingke is an enterprise legally established and validly existing under the laws of the PRC. Party C is an enterprise legally established and validly existing under the laws of the PRC.

11.2	Party B is the legal and beneficial owner of the Equity Interests and has paid up all committed capital contribution.

11.3	Except for the Pledge, Party B has not placed any security interest or other encumbrance on the Equity Interest;

11.4	The Pledge acquired by Party A in accordance with this Agreement shall not be interrupted or damaged by Party B or any heirs or agents of Party B or any other person through any legal proceedings.

11.5

Party B and Party C have taken all necessary actions and obtained necessary authorizations as well as consents and approvals from applicable government authorities and third parties (if required) for the execution, delivery and performance of this Agreement. The execution, delivery and performance of this Agreement by Party B and Party C will not violate any laws and regulations, agreements or other instruments by which it is bound;

11.6

As of the date of this Agreement, there is no pending or threatened litigation, arbitration or administrative proceeding against Party B, Party C or their assets that is relating to this Agreement or may have a material impact on this Agreement;

11.7	This Agreement constitutes legal, valid and binding obligations of Party B and Party C upon its effectiveness.

Chapter 6 Party B’s Responsibilities and Obligations

12	Except as otherwise provided herein, during the Term of Pledge, Party B shall:

12.1	without Party A’s prior written consent, not assign its rights or delegate its obligations under this Agreement;

12.2	without Party A’s prior written consent, not transfer the Equity Interest, and not place or permit the existence of any other pledge or other encumbrance on the Equity Interest;

12.3	to the extent permitted by laws of the PRC, dividends and distributions (if any) on the Equity Interests shall be unconditionally owned by Party A or any person designated by Party A.

12.4

execute in good faith all necessary certificates of rights and/or agreements at Party A’s request, perform acts as required by Party A, and facilitate the exercise of Party A’s rights and/or authorizations granted hereunder;

12.5

comply with and carry out all the laws and regulations relating to the pledge of rights; and within five (5) wording days upon receipt of any notice, order or recommendation issued or served by the relevant competent authorities regarding the Pledge, present such notice, order or recommendation to Party A, and concurrently comply with such notice, order or recommendation, or object thereto upon the reasonable request or consent of Party A;

12.6

promptly notify Party A of any event that may affect the Equity Interests, or may change Party B’s warranties, obligations in this Agreement, or impact Party B’s performance of its obligations in this Agreement;

12.7

comply with and perform all the representations, warranties, undertakings and obligations. In the event that Party B fails to perform or fails to fully perform its representations, warranties, undertakings or obligations, Party B shall indemnify Party A against all the loss resulting therefrom;

12.8

In case of regulatory changes or other legal requirements, Party B shall use its best efforts to complete all the required legal procedures, including without limitation, register with the administration of industry and commerce to maintain the validity of the Pledge and its full legal effect against third parties.

Chapter 7 Event of Default and Exercise of Pledge

13	Each of the following circumstances of Party B or Party C shall be deemed as a default:

13.1	fails to perform, fails to perform fully, or fails to perform its liabilities and obligations in accordance with the terms and conditions under the Master Agreements or this Agreement;

13.2	any of the representations and warranties made hereunder or in the Master Agreements constitute material misrepresentation in any respect;

13.3	other circumstances of breach of the Master Agreements or this Agreement;

13.4

where the promulgation of applicable laws renders this Agreement illegal or renders it impossible for Party B to continue to perform its obligations under this Agreement, Party B refuses to remedy where it is remediable and as such renders the performance of this Agreement implausible;

13.5

any of Party B’s indebtedness, securities, indemnifications, covenants or any other liabilities (1) become accelerated for repayment or performance due to default; or (2) become due but are not capable of being repaid or performed timely, which causes Party A to believe that Party B’s ability to perform its obligations under the Master Agreements or this Agreement has been affected;

13.6	adverse changes in properties owned by Party B occur which causes Party A to believe that Party B’s ability to perform its obligations under the Master Agreement or this Agreement has been affected.

13.7

where any approval, license, permit or authorization of government authorities that makes this Agreement enforceable, legal and effective is withdrawn, suspended, invalidated or substantively changes, Party B is able to take remedial measures but refuses to;

13.8	other circumstance under which Party A may not dispose of the Pledge according to the law.

14

In the event that Party B or Party C is in default under Article 13.1, 13.2, or 13.3, which causes Party A and its directors, senior management, senior officers, employees and others to incur any costs, liabilities, or suffer any losses, Party B shall indemnify Party A and hold it harmless against such costs, liabilities and losses resulting therefrom.

15

If Party B or Party C is in default, Party A shall serve a Notice of Default on Party B and/or Party C. Party A may exercise the right to dispose of the Pledge, or require Party B and/or Party C to timely perform the Master Agreements concurrently with or at any time after serving the written Notice of Default. Unless an event of default as set forth in Article 13 has been successfully resolved to Party A’s satisfaction, Party B shall not place other pledge on the Equity Interests or transfer the Equity Interest.

16	Upon Party A’s election to exercise its right to dispose of the Pledge, Party B shall no longer own any right or interest in respect of the Equity Interest.

17

When Party A disposes of the Pledge in accordance with this Agreement, the Parties shall not hinder Party A in enforcing its rights, and shall provide necessary assistance to enable Party A to enforce the Pledge.

18

If Party B disposes of the pledged Equity Interests through legal procedures, Party A is not obligated to pay the proceeds from the disposal to Party B. Party B hereby waives its right to claim the proceeds from Party A’s disposal of the pledged Equity Interests. If Party A is not fully compensated for the service fee under the Master Agreements after the disposal of the pledged Equity Interests, Party B will not assume any further obligations.

19

During the Term of Pledge, if Party B subscribes for Party C’s registered capital increase, or acquires Party C’s equity interest held by other Pledgees (in each case the “New Equity”), such New Equity automatically becomes pledged Equity Interests under this Agreement. Party B shall complete the procedure for placing pledge on such New Equity within ten (10) working days after acquisition of the New Equity. If Party B fails to complete the abovesaid relevant procedure, Party A is entitled to exercise its pledge pursuant to this Agreement.

20	This Chapter shall survive the termination of this Agreement.

Chapter 8 Handling Fees and Other Expenses

21

All fees and out of pocket expenses related to this Agreement, including but not limited to legal costs, costs of production, stamp duty and any other taxes and expenses, shall be borne by Party B and Party C. If it is stipulated by laws that such taxes should be paid by Party A, Party B and Party C shall compensate Party A for such taxes paid by Party A in full.

22

If Party B and Party C fail to pay any tax or fees payable in accordance with the provisions hereof, or fail to proactively perform their obligations under this Agreement which causes Party A to take any measures to recover the indebtedness, Party B shall bear all expenses incurred therefrom (including but not limited to various taxes, handling fees, management fees, legal fees, attorney fees, various insurance premiums, and others for handling the right of pledge).

Chapter 9 Force Majeure

23

“Force majeure” refers to events that are unpredictable, unavoidable and cannot be overcame, including but not limited to earthquake, typhoon, flood, fire, war, riot, strikes, governmental acts and etc.

24	A Party’s failure to perform its obligations under this Agreement due to direct effect of Force Majeure is not in default if:

24.1	such Party’s failure to perform its obligations under this Agreement is directly caused by the Force Majeure;

24.2

such Party has exhausted its commercially reasonable efforts to perform its obligation hereunder, and has taken necessary measures to mitigate the losses suffered by the other Parties resulting from the Force Majeure;

24.3

such Party has notified the other Parties immediately in writing after the Force Majeure and has provided the relevant written materials and supportive documentation within fifteen (15) days following the Force Majeure, including a statement of explanations for the deferred performance or partial performance of this Agreement.

25	In the event of Force Majeure, each Party shall use its best efforts to cure or take other actions to continue the performance of this Agreement.

Chapter 10 Governing Law and Dispute Resolution

26	The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of the PRC.

27

In the event of any dispute with respect to this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within thirty (30) days after either Party’s written request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its arbitration rules. The arbitration shall be seated in Shanghai and the language for arbitration shall be in Chinese.

28

The arbitration award shall be final and binding on all Parties. The Parties agree to be bound by and act in accordance with the arbitration award. Unless otherwise awarded by the arbitration court, the losing party should bear all the arbitration fees and expenses.

29

During the pending arbitration of any dispute, except for the matters under dispute, the Parties shall continue to exercise their respective rights and perform their respective obligations under this Agreement.

30	This Chapter shall remain in full force following the modification, rescission or termination of this Agreement.

Chapter 11 Miscellaneous

31	This Agreement shall be binding upon each Parties’ successors and permitted assignees.

32

This Agreement is irrevocable during the term unless otherwise instructed by Party A in writing. Party B and/or Party C shall not amend this Agreement unilaterally. Any amendment and supplement to this Agreement may be made in written agreement. The amendment agreements and supplementary agreements entered into by the Parties relating to this Agreement shall be an integral part of this Agreement and shall have the equal effect with this Agreement.

33	In the event this Agreement and its appendices, amendments and supplements conflict with the laws of the PRC, the mandatory laws shall prevail.

34

In the event one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall negotiate in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

35	This Agreement is written in Chinese. The original may be made into one or multiple counterparts, each counterpart shall have equal legal effect.

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Signature Page to Equity Pledge Agreement

Party A: Shanghai MOHUA Information Technology Co., Ltd.

(Company Seal)

By:	/s/ Dongliang Chang
Name:	Dongliang Chang
Title:	Legal Representative

Party B:

Dongliang Chang

By:	/s/ Dongliang Chang

Zhengyu Wu

By:	/s/ Zhengyu Wu

Zhejiang Xingke Technology Development Investment Co., Ltd.

(Company Seal)

By:	/s/ Cheng Qian
Name:	Cheng Qian
Title:	Legal Representative

Party C: Jiaxing MOLBASE Information Technology Co., Ltd.

(Company Seal)

By:	/s/ Dongliang Chang
Name:	Dongliang Chang
Title:	Legal Representative